Exhibit 99.1

SolarEdge Announces Third Quarter
2019 Financial Results

Revenues surpass $1 billion in first three quarters of 2019

FREMONT, Calif. — November 6, 2019. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy, today announced its financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Record revenues of $410.6 million
•	Record revenues from solar products of $387.8 million
•	GAAP gross margin of 33.9%
•	GAAP gross margin from sale of solar products of 35.0%
•	Non-GAAP gross margin from sale of solar products of 35.4%
•	GAAP net income of $41.6 million
•	Record Non-GAAP net income of $63.6 million
•	GAAP net diluted earnings per share (“EPS”) of $0.81
•	Record Non-GAAP net diluted EPS of $1.21
•	1.5 Gigawatts (AC) of inverters shipped

“Our performance this quarter was at the upper range of our guidance, with record revenues, record non-GAAP profitability and record cash generation,” said Zvi Lando, Acting CEO and VP Global Sales of SolarEdge. “While we are pleased with the financial and operational results, this was a somber quarter for the Company due to the untimely passing of Mr. Guy Sella, Founder, Chairman and CEO of SolarEdge. Guy was not only our CEO and Chairman but a technological visionary, a role model and dear friend and will be greatly missed. SolarEdge management, most of whom have been leading the company together with Guy for many years, are dedicated to continue to strive for excellence in innovation and execution. We believe we are well positioned for continued growth both in our core business as leaders of PV inverter technology and in our new businesses of lithium-ion cells and batteries, e-mobility powertrain solutions and uninterruptible power supply systems.”

Third Quarter 2019 Summary

The Company reported record revenues of $410.6 million, up 26% from $325.0 million in the prior quarter and up 74% from $236.6 million in the same quarter last year.

Revenues related to the solar business were $387.8 million, up 26% from $306.7 million in the prior quarter and up 66% from $233.8 million in the same quarter last year.

GAAP gross margin was 33.9%, slightly down from 34.1% in the prior quarter and up from 33.0% year over year. This quarter’s gross margins were negatively impacted by increased air shipments as well as the increase in U.S. tariffs on China made products.

Non-GAAP gross margin was 35.1%, down from 35.7% in the prior quarter and up from 33.6% year over year.

GAAP gross margin for the solar business was 35.0%, down from 36.4% in the prior quarter and up from 33.9% year over year.

Non-GAAP gross margin for the solar business was 35.4%, down from 36.9% in the prior quarter and up from 34.4% year over year.

GAAP operating expenses were $73.3 million, up 12% from $65.3 million in the prior quarter and up 67% from $43.9 million in the same quarter last year. Operating expenses this quarter include $8.3 million non-recurring expense related to acceleration of equity awards and other payments related to the untimely death of Mr. Guy Sella, former Chairman, CEO and Founder of the Company.

Non-GAAP operating expenses were $54.8 million, relatively flat to $54.9 million in the prior quarter and up 48% from $37.0 million in the same quarter last year.

GAAP operating income was $66.0 million, up 46% from $45.4 million in the prior quarter and up 94% from $34.0 million in the same quarter last year.

Non-GAAP operating income was $89.2 million, up 46% from $61.0 million in the prior quarter and up 110% from $42.5 million in the same quarter last year.

GAAP net income was $41.6 million, up 26% from $33.1 million in the prior quarter and down 9% from $45.6 million in the same quarter last year.

Non-GAAP net income was $63.6 million, up 29% from $49.3 million in the prior quarter and up 49% from $42.7 million in the same quarter last year.

GAAP net diluted EPS was $0.81, up from $0.66 in the prior quarter and down from $0.95 in the same quarter last year.

Non-GAAP net diluted EPS was $1.21, up from $0.94 in the prior quarter and up from $0.86 in the same quarter last year.

Cash flow from operating activities was $68.7 million, up from $50.8 million in the prior quarter and up from $34.3 million in the same quarter last year.

As of September 30, 2019, cash, cash equivalents, bank deposits, restricted bank deposit and marketable securities totaled $432.9 million, compared to $373.6 million on June 30, 2019.

Outlook for the Fourth Quarter 2019

The Company also provides guidance for the fourth quarter ending December 31, 2019 as follows:

•	Revenues to be within the range of $410 million to $420 million
•	Gross margin expected to be within the range of 32% to 34%
•	Revenues from solar products to be within the range of $388 million to $398 million
•	Gross margin from sale of solar products expected to be within the range of 33% to 35%

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. ET on Wednesday, November 6, 2019. The call will be available, live, to interested parties by dialing 800-367-2403. For international callers, please dial +1 334-777-6978. The Conference ID number is 5370286.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by PV systems. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, UPS, electric vehicle powertrains, and grid services solutions. SolarEdge is online at solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of November 6, 2019.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)

Revenues	$410,556	$236,578	$1,007,437	$673,567
Cost of revenues	271,247	158,596	671,348	434,042

Gross profit	139,309	77,982	336,089	239,525

Operating expenses:

Research and development	30,747	20,109	86,451	57,535
Sales and marketing	22,026	16,938	64,325	49,097
General and administrative	12,214	6,898	37,590	17,427
Non recurring expenses	8,305	-	8,305	-
Total operating expenses	73,292	43,945	196,671	124,059

Operating income	66,017	34,037	139,418	115,466

Financial expenses, net	17,023	689	22,401	2,585

Income before taxes on income	48,994	33,348	117,017	112,881

Taxes on income (tax benefit)	7,270	(12,295)	24,405	(3,016)

Net income	$41,724	$45,643	$92,612	$115,897

Net loss (income) attributable to non-controlling interests	(97)	-	1,159	-

Net income attributable to SolarEdge Technologies, Inc.	$41,627	$45,643	$93,771	$115,897

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2019	2018
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$247,342	$187,764
Short-term bank deposits	5,769	9,870
Restricted bank deposits	1,600	824
Marketable securities	85,343	118,680
Trade receivables, net	292,232	173,579
Prepaid expenses and other current assets	68,234	45,073
Inventories, net	134,283	141,519
Total current assets	834,803	677,309

LONG-TERM ASSETS:
Marketable securities	92,871	74,256
Operating lease right-of-use assets	34,601	-
Property, plant and equipment, net	149,675	119,329
Deferred tax assets, net	17,180	14,699
Intangible assets, net and goodwill	200,795	73,378
Other long term assets	7,667	5,501
Total long-term assets	502,789	287,163

Total assets	$1,337,592	$964,472

CURRENT LIABILITIES:
Trade payables, net	$132,230	$107,079
Employees and payroll accruals	44,386	29,053
Current maturities of bank loans and accrued interest	16,912	16,639
Warranty obligations	45,887	28,868
Deferred revenues	15,006	14,351
Accrued expenses and other current liabilities	80,986	29,728
Total current liabilities	335,407	225,718

LONG-TERM LIABILITIES:
Bank loans	4,055	3,510
Warranty obligations	125,467	92,958
Deferred revenues	81,934	60,670
Operating lease liabilities	29,117	-
Deferred tax liabilities, net	7,762	1,499
Other long term liabilities	16,662	9,391
Total long-term liabilities	264,997	168,028

STOCKHOLDERS’ EQUITY:

Common stock	5	5
Additional paid-in capital	450,459	371,794
Accumulated other comprehensive loss	(3,356)	(524)
Retained earnings	284,904	191,133
Total SolarEdge Technologies, Inc. stockholders’ equity	732,012	562,408
Non-controlling interests	5,176	8,318
Total stockholders’ equity	737,188	570,726

Total liabilities and stockholders’ equity	$1,337,592	$964,472

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended September 30,
	2019	2018
	(Unaudited)
Cash flows provided by operating activities:
Net income	$92,612	$115,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	12,532	7,997
Amortization of intangible assets	7,514	404
Amortization of premium and accretion of discount on available-for-sale marketable securities	-	1,242
Stock-based compensation	38,685	21,927
Loss from disposal of assets	566	64
Realized gain from cash flow hedge	-	(9)
Realized loss from sale of available-for-sale marketable securities	91	-
Changes in assets and liabilities:
Inventories, net	15,746	(18,120)
Prepaid expenses and other assets	(19,795)	(4,800)
Trade receivables, net	(114,572)	(42,418)
Operating lease right-of-use assets and liabilities, net and effect of exchange rate differences	2,138	(222)
Deferred tax assets and liabilities, net	(4,923)	(4,789)
Trade payables, net	21,301	14,006
Employees and payroll accruals	15,329	1,200
Warranty obligations	49,633	28,847
Deferred revenues	19,516	21,576
Other liabilities	39,561	(597)
Net cash provided by operating activities	175,934	142,205

Cash flows from investing activities:
Business combination, net of cash acquired	(38,435)	(11,223)
Purchase of property, plant and equipment	(39,679)	(30,051)
Withdrawal from (investment in) bank deposits	4,101	(8,123)
Investment in restricted bank deposits	(243)	(201)
Investment in available-for-sale marketable securities	(103,711)	(143,150)
Proceeds from sales and maturities of available-for-sale marketable securities	119,570	71,632
Net cash used in investing activities	$(58,397)	$(121,116)

Cash flows from financing activities:
Proceeds from borrowing loans	$232	$-
Repayment of bank loans, net	(5,142)	-
Proceeds from issuance of shares under stock purchase plan and upon exercise of stock-based awards	4,940	7,915
Purchase of land and building under finance lease	(1,248)	-
Change in non-controlling interests	(67,089)	-
Net cash provided by (used in) financing activities	$(68,307)	$7,915

Increase in cash and cash equivalents and restricted cash	49,230	29,004
Cash, cash equivalents and restricted cash at the beginning of the period	187,764	163,163
Effect of exchange rate differences on cash, cash equivalents and restricted cash	10,348	731
Cash, cash equivalents and restricted cash at the end of the period	$247,342	$192,898

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Unaudited)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Gross profit (GAAP)	139,309	110,670	77,982	336,089	239,525
Stock-based compensation	1,691	1,651	1,127	4,696	3,019
Cost of product adjustment	107	319	208	1,108	208
Amortization and depreciation of acquired assets	2,898	3,307	193	7,282	193
Gross profit (Non-GAAP)	144,005	115,947	79,510	349,175	242,945

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Gross margin (GAAP)	33.9%	34.1%	33.0%	33.4%	35.6%
Stock-based compensation	0.4%	0.5%	0.5%	0.5%	0.5%
Cost of product adjustment	0.0%	0.1%	0.1%	0.1%	0.0%
Amortization and depreciation of acquired assets	0.8%	1.0%	0.1%	0.7%	0.0%
Gross margin (Non-GAAP)	35.1%	35.7%	33.6%	34.7%	36.1%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating expenses (GAAP)	73,292	65,317	43,945	196,671	124,059
Stock-based compensation R&D	(4,269)	(4,176)	(2,988)	(11,935)	(7,975)
Stock-based compensation S&M	(2,779)	(2,722)	(2,250)	(7,905)	(6,548)
Stock-based compensation G&A	(2,628)	(2,823)	(1,585)	(7,907)	(4,385)
Amortization and depreciation of acquired assets - R&D	(17)	(9)	(110)	(62)	(110)
Amortization and depreciation of acquired assets - S&M	(440)	51	(29)	(1,247)	(29)
Amortization and depreciation of acquired assets - G&A	(54)	(26)	----	(80)	----
Non recurring expenses	(8,305)	----	----	(8,305)	----
Assets disposal	(14)	(552)	----	(566)	----
Acquisition related expenses	----	(151)	----	(949)	----
Operating expenses (Non-GAAP)	54,786	54,909	36,983	157,715	105,012

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating income (GAAP)	66,017	45,353	34,037	139,418	115,466
Cost of product adjustment	107	319	208	1,108	208
Stock-based compensation	11,367	11,372	7,950	32,443	21,927
Amortization and depreciation of acquired assets	3,409	3,291	332	8,671	332
Non recurring expenses	8,305	----	----	8,305	----
Acquisition related expenses	----	151	----	949	----
Assets disposal	14	552	----	566	----
Operating income (Non-GAAP)	89,219	61,038	42,527	191,460	137,933

	Reconciliation of GAAP to Non-GAAP Financial expenses (income), net
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Financial expenses (income), net (GAAP)	17,023	(773)	689	22,401	2,585
Non cash interest	(955)	(850)	(640)	(2,590)	(1,720)
Currency fluctuation due to new lease standard adoption	(800)	(577)	----	(2,325)	----
Financial expenses (income), net (Non-GAAP)	15,268	(2,200)	49	17,486	865

	Reconciliation of GAAP to Non-GAAP Tax on income (tax benefit)
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Tax on income (tax benefit) (GAAP)	7,270	13,213	(12,295)	24,405	(3,016)
Deferred tax realized (asset)	2,963	987	1,771	4,923	4,789
Transition tax of foreign earnings	----	----	10,305	----	9,485
Tax on income (tax benefit) (Non-GAAP)	10,233	14,200	(219)	29,328	11,258

	Reconciliation of GAAP to Non-GAAP Net income attributable to Solaredge Technologies Inc.
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income attributable to Solaredge Technologies Inc. (GAAP)	41,627	33,128	45,643	93,771	115,897
Cost of product adjustment	107	319	208	1,108	208
Stock-based compensation	11,367	11,372	7,950	32,443	21,927
Amortization and depreciation of acquired assets	3,409	3,291	332	8,671	332
Non recurring expenses	8,305	----	----	8,305	----
Acquisition related expenses	----	151	----	949	----
Assets disposal	14	552	----	566	----
Non cash interest	955	850	640	2,590	1,720
Currency fluctuation due to new lease standard adoption	800	577	----	2,325	----
Deferred tax realized (asset)	(2,963)	(987)	(1,771)	(4,923)	(4,789)
Transition tax of foreign earnings	----	----	(10,305)	----	(9,485)
Net income attributable to Solaredge Technologies Inc. (Non-GAAP)	63,621	49,253	42,697	145,805	125,810

	Reconciliation of GAAP to Non-GAAP Net basic earnings per share
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net basic earnings per share (GAAP)	0.86	0.69	1.00	1.97	2.57
Cost of product adjustment	0.01	0.01	0.00	0.02	0.00
Stock-based compensation	0.23	0.24	0.17	0.68	0.49
Amortization and depreciation of acquired assets	0.07	0.07	0.01	0.18	0.01
Non recurring expenses	0.17	----	----	0.17	----
Acquisition related expenses	----	----	----	0.02	----
Assets disposal	----	0.01	----	0.01	0.00
Non cash interest	0.02	0.02	0.01	0.06	0.04
Currency fluctuation due to new lease standard adoption	0.02	0.01	----	0.05	----
Deferred tax realized (asset)	(0.06)	(0.02)	(0.04)	(0.10)	(0.11)
Transition tax of foreign earnings	----	----	(0.23)	----	(0.21)
Net basic earnings per share (Non-GAAP)	1.32	1.03	0.94	3.06	2.80

	Reconciliation of GAAP to Non-GAAP Net diluted earnings per share
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net diluted earnings per share (GAAP)	0.81	0.66	0.95	1.87	2.41
Cost of product adjustment	----	----	----	0.01	----
Stock-based compensation	0.19	0.19	0.13	0.54	0.38
Amortization and depreciation of acquired assets	0.07	0.07	0.01	0.18	----
Non recurring expenses	0.16	----	----	0.16	----
Acquisition related expenses	----	----	----	0.02	----
Assets disposal	----	0.01	----	0.01	----
Non cash interest	0.02	0.02	0.01	0.05	0.04
Currency fluctuation due to new lease standard adoption	0.02	0.01	----	0.05	----
Deferred tax realized (asset)	(0.06)	(0.02)	(0.03)	(0.10)	(0.10)
Transition tax of foreign earnings	----	----	(0.21)	----	(0.19)
Net diluted earnings per share (Non-GAAP)	1.21	0.94	0.86	2.79	2.54

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted earnings per share
	Three months ended			Nine months ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Number of shares used in computing net diluted earnings per share (GAAP)	51,081,594	49,940,034	48,281,240	49,935,638	48,091,185
Stock-based compensation	1,375,391	2,130,135	1,463,633	2,090,912	1,446,775
Number of shares used in computing net diluted earnings per share (Non-GAAP)	52,456,985	52,070,169	49,744,873	52,026,550	49,537,960